EXHIBIT 1
JOINT FILING AGREEMENT

     The undersigned hereby agree that this Statement on Schedule 13D with respect to the Common Stock of OPKO Health, Inc. of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:	September 20, 2017	THE FROST GROUP, LLC
/s/ Steven D. Rubin
Steven D. Rubin, Vice President

Dated:	September 20, 2017	FROST GAMMA INVESTMENTS TRUST
/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Sole Trustee

Dated:	September 20, 2017	FROST NEVADA INVESTMENTS TRUST
/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Sole Trustee

Dated:	September 20, 2017
/s/ Phillip Frost, M.D.
Phillip Frost, M.D., Individually